UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On February 27, 2023, Howmet Aerospace Inc. (“Howmet” or the “Company”) issued a notice of partial redemption to redeem on March 29, 2023 (the “Redemption Date”) $150,000,000 aggregate principal amount of its outstanding 5.125% Notes due 2024 (CUSIP No. 013817AW1) (the “2024 Notes”) in accordance with the terms of the 2024 Notes and the Indenture dated as of September 30, 1993, as supplemented, between Howmet and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). As of February 27, 2023, the aggregate outstanding principal amount of the 2024 Notes is $1,055,273,000.

The redemption price (the “Redemption Price”) for the 2024 Notes to be redeemed shall be equal to the greater of (i) 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued interest, if any, to the Redemption Date or (ii) the sum of the present values of the Remaining Scheduled Payments, discounted on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 40 basis points, plus accrued interest to the Redemption Date which has not been paid. The Company expects the Redemption Price for the 2024 Notes to be redeemed to be approximately $154 million, which the Company intends to pay with cash on hand.

Capitalized terms used and not otherwise defined herein shall have the same meaning as given in the Indenture or the 2024 Notes, as the case may be.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, expectations relating to the planned redemption of the 2024 Notes. These statements reflect beliefs and assumptions that are based on the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Howmet Aerospace; (c) the impact of potential cyber attacks and information technology or data security breaches; (d) the loss of significant customers or adverse changes in customers’ business or financial conditions; (e) manufacturing difficulties or other issues that impact product performance, quality or safety; (f) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (g) failure to attract and retain a qualified workforce and key personnel; (h) uncertainty of the duration, extent and impact of the COVID-19 pandemic on Howmet Aerospace’s business, results of operations, and financial condition; (i) the inability to achieve revenue growth, cash generation, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations anticipated or targeted; (j) inability to meet increased demand, production targets or commitments; (k) competition from new product offerings, disruptive technologies or other developments; (l) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities and conflicts, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (m) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (n) failure to comply with government contracting regulations; (o) adverse changes in discount rates or investment returns on pension assets; and (p) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: February 27, 2023	By:	/s/ Paul Myron
	Name:	Paul Myron
	Title:	Vice President and Treasurer